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                                                                     Exhibit 5.5


                        [QUARLES & BRADY LLP LETTERHEAD]


                                                    May 13, 2003


Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214

Betzdorf Chain Company Inc.
4701 Greenfield Avenue
Milwaukee, WI 53214

Latham & Watkins LLP
555 Eleventh Street, N.W., Suite 1000
Washington, District of Columbia 20004-1304


         RE: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012


Ladies and Gentlemen:

         In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company"), and each of the other co-registrants thereto, and the guaranty of the Securities (the "Guaranty") by Betzdorf Chain Company Inc. (the "Wisconsin Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, and May 14, 2003 (File
No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guaranty will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, the parties listed on Schedule A hereto (collectively, the "Guarantors") and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guaranty will be issued in exchange for the Company's outstanding 10?% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guaranty are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Wisconsin Guarantor in connection with the authorization and issuance of the Guaranty. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise


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May 13, 2003
Page 2


identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of Wisconsin, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Guaranty by the Wisconsin Guarantor set forth in the Indenture has been duly authorized by all necessary corporate action of the Wisconsin Guarantor and the Guaranty set forth in the Indenture has been duly executed and delivered by the Wisconsin Guarantor.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" contained in the prospectus contained therein.

                                                     Very truly yours,

                                                     /s/ Quarles & Brady LLP

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                                   SCHEDULE A

        NAME                                                         JURISDICTION
1.      PT Components Inc.                                           Delaware
2.      RAC-I Inc.                                                   Delaware
3.      RBS Acquisition Corporation                                  Delaware
4.      RBS China Holdings L.L.C.                                    Delaware
5.      RBS Global Inc.                                              Delaware
6.      RBS North America Inc.                                       Delaware
7.      Rexnord Germany-1 Inc.                                       Delaware
8.      Rexnord International Inc.                                   Delaware
9.      Rexnord North America Holdings Inc.                          Delaware
10.     Winfred Berg Licensco Inc.                                   Delaware
11.     W.M. Berg Inc.                                               Delaware
12.     Prager Incorporated                                          Louisiana
13.     Addax Inc.                                                   Nebraska
14.     Clarkson Industries Inc.                                     New York
15.     Rexnord Ltd.                                                 Nevada
16.     Rexnord Puerto Rico Inc.                                     Nevada
17.     Betzdorf Chain Company Inc.                                  Wisconsin
